Exhibit 23.1

[Letterhead of KPMG LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated August 26, 2025, with respect to the consolidated financial statements of Unifi, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Winston-Salem, North Carolina
November 7, 2025